                                                                      EXHIBIT 99


                                  NEWS RELEASE



FOR IMMEDIATE RELEASE


CONTACT:  SMARTALK:  William Kahn, Director, Corporate Communications
            (310) 444-8800, ext. 133

          Investor Relations:  Seiler Martin Ekman, LLC
            (310) 312-7880



               SMARTALK(SM) COMPLETES $150 MILLION PRIVATE PLACEMENT
                              OF CONVERTIBLE NOTES

        September 17, 1997 (Los Angeles) -- SMARTALK(SM) Teleservices, Inc. (Nasdaq: SMTK) announced today that it has completed a $150 million offering, which includes a $25 million overallotment, through a private offering of convertible subordinated notes priced at 5 3/4%. The notes are convertible into shares of common stock and have a seven year term with a conversion premium of 25%.

        The proceeds of the offering will be used for general corporate purposes, which may include acquisitions, repayment of existing indebtedness and capital expenditures.

        The securities to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

                                      # # #